GIBSON, DUNN & CRUTCHER LLP
                                     LAWYERS

                   A REGISTERED LIMITED LIABILITY PARTNERSHIP
                       INCLUDING PROFESSIONAL CORPORATIONS
                                   ----------

                 200 Park Avenue, New York, New York 10166-0193
                                 (212) 351-4000

                               www.gibsondunn.com


                                 April 19, 2006



(212) 351-4000


Infocrossing, Inc.
2 Christie Heights Street
Leonia, New Jersey 07605

         Re:      Infocrossing, Inc.
                  Registration Statement on Form S-3

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-3 (the "Registration Statement"), of Infocrossing, Inc., a Delaware corporation (the "Company"), originally filed with the Securities and Exchange Commission (the "Commission") on December 27, 2005, as amended by Amendment No 1. filed on February 17, 2006, Amendment No. 2 filed on April 4, 2006 and Amendment No. 3 filed on April 19, 2006 (No. 333-130705) pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in connection with the registration by the Company of 562,838 shares of the Company's common stock, par value $0.01 per share (the "Shares").

         We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

         Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.



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         We consent to the filing of this opinion as an exhibit to the
Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

                                              Very truly yours,

                                              /s/ Gibson, Dunn & Crutcher LLP